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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2003

                              KRAMONT REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)


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
            Maryland                      1-15923                 25-6703702
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)
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                                 Plymouth Plaza
                            580 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
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          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (610) 825-7100
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ITEM 5. OTHER EVENTS.

      In conjunction with this Current Report we are filing a Supplemental Prospectus pursuant to Rule 424(b) of the Securities Act of 1933, which is incorporated herein by reference. The Supplemental Prospectus describes the issuance and sale to the public of 2,400,000 of our 8.25% Series E Cumulative Preferred Shares of Beneficial Interest in a public offering at $25.00 per share, for an aggregate purchase price of $60,000,000. The Series E preferred shares have no stated maturity and may be redeemed by us on or after December 30, 2008. We estimate the net proceeds to us from this offering will be approximately $58,500,000.

ITEM 7. EXHIBITS.

5.1   Opinion of Venable LLP.

8.1   Opinion of Roberts & Holland LLP.

12.1  Statement re: Computation of Certain Ratios.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                      KRAMONT REALTY TRUST


Date: December 29, 2003               By: /s/ Carl E. Kraus
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                                          Carl E. Kraus
                                          Chief Financial Officer
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